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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of MarkWest Energy Partners, L.P. and MarkWest Energy Finance Corp. of our report dated March 15, 2004, except for Note 18 to the consolidated financial statements included in the Annual Report on Form 10-K/A, Amendment No. 2 for the year ended December 31, 2005 and Note 19 to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2004 (not incorporated by reference herein), as to which the date is May 24, 2005, relating to the consolidated financial statements, which appears in MarkWest Energy Partners, L.P.'s Annual Report on Form 10-K/A, Amendment No. 2 for the year ended December 31, 2005. We also consent to the reference to us under the heading, "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
November 15, 2006

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Consent of Independent Registered Public Accounting Firm